Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2020

This supplement, dated April 6, 2020 (the “Supplement”) amends and supplements the proxy statement of RLI Corp. (the “Company”), dated March 26, 2020, (the “Proxy Statement”), furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to the shareholders on or about April 6, 2020.

 THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement is being filed to notify shareholders that the New York Stock Exchange (the “NYSE”) has informed the Company that our proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 200,000,000 (“Proposal 2”) has been deemed a “routine” matter, eligible for discretionary voting by brokers, banks or other nominees (collectively referred to as a “Broker”) under the NYSE rules. The Proxy Statement previously advised shareholders that Proposal 2 was a “non-routine matter.” Pursuant to the NYSE rules, if you hold your shares through a Broker and do not instruct such Broker on how to vote your shares, your Broker is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

Accordingly, if you do not instruct your Broker on how to vote your shares on Proposal 2, your Broker will be permitted to vote your shares in its discretion on such proposal. In addition, because the NYSE has determined that Proposal 2 is a “routine” matter, there will not be any broker non-votes on Proposal 2.

The Proxy Statement contains important information regarding the Annual Meeting and shareholder participation. We encourage you to read his Supplement together with the Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the Proxy Statement.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary

Peoria, Illinois

April 6, 2020